Tellurian reports 2021 results

HOUSTON, Texas – (BUSINESS WIRE) February 23, 2022 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) ended 2021 with over $300 million in liquidity and over $360 million in standardized measure of discounted future net cash flows of proved natural gas reserves. Tellurian also continued advancing the Driftwood LNG project in 2021 with the following significant accomplishments:

•Completed Driftwood LNG phase one liquefied natural gas (LNG) sales and purchase agreements (SPAs) totaling nine million tonnes per annum (mtpa)
•Executed long-term ground lease agreement with the Lake Charles Harbor and Terminal district and began owner construction projects
•Initiated the Driftwood LNG financing process
•Paid outstanding debt and strengthened the balance sheet
•Drilled and put into production four new Haynesville operated natural gas wells, increasing our proved developed reserves by approximately 51 billion cubic feet (Bcf) as of December 31, 2021
•Committed to invest $25 million in United States reforestation projects with the National Forest Foundation over the next five years

President and CEO Octávio Simões said, “The global economy is in the early stages of an energy super cycle driven by strong demand for natural gas and several years of underinvestment in energy infrastructure. Tellurian is optimally positioned with fully executed market-based LNG SPAs and a permitted project. Bechtel will begin construction of Driftwood LNG in April and we will seek to conclude the financing process shortly thereafter.”

“Tellurian will continue our natural gas development program and expects to drill, complete and place into production additional operated Haynesville wells during 2022,” Simões added.

Operating activities
Tellurian produced 14.3 Bcf of natural gas for the year ended December 31, 2021, and existing natural gas assets include 11,060 net acres, interests in 78 producing wells, and estimated proved reserves of 323.3 Bcf. The reserve estimates were determined under U.S. Securities and Exchange Commission guidelines and were prepared by an independent petroleum consulting firm.

Financial results
Tellurian ended its 2021 fiscal year with approximately $305.5 million in cash and cash equivalents and maintained a strong balance sheet consisting of approximately $621.8 million in total assets. Tellurian generated approximately $71.3 million in revenues from natural gas and LNG sales and reported a net loss of approximately $114.7 million, or $0.28 per share (basic and diluted), for the year ended December 31, 2021.

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com

About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG
Tellurian will post a video by Executive Chairman Charif Souki on its website shortly following the issuance of this release.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood LNG project, future market conditions and commodity prices, Driftwood LNG’s prospects and related financing and construction activities and future natural gas development activities. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2021 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 23, 2022 (the “Annual Report”), and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws. See the Annual Report for information regarding the calculation of the standardized measure of discounted future net cash flows of proved natural gas reserves.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com